UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2009

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2009, KAL Energy, Inc. (“KAL”) and its subsidiaries PT Kubar Resources (“PT”) and Thatcher Mining Pte. Ltd. (“Thatcher”) (Thatcher together with KAL and PT are collectively the “Company”) entered into agreements with Hadiputranto, Hadinoto & Partners (“HH&P), the Indonesian law firm that formerly acted for the Company.  PT, KAL and HH&P entered into a term loan facility (the “Loan Facility”) pursuant to which HH&P agreed to advance the sum of $400,000 USD (the “Loan Amount”) to PT.  The Company received the entire $400,000 USD on April 14, 2009 in accordance with the drawdown procedure.  The obligations of PT under the Loan Facility are unconditionally and irrevocably guaranteed by KAL.

The Loan Amount accrues interest at 5% per annum from the date the drawdown was made, April 14, 2009, until repayment.  The interest to be paid on the Loan Amount is capped at the amounts owed for legal services, which are approximately $134,000 USD.  The Loan Amount and accrued interest must be repaid in one lump sum no later than five days following one of the following events: (i) the date on which KAL, as guarantor, successfully raises an aggregate of  $4,000,000 USD in funding, or (ii) the date on which KAL, Thatcher or PT sells, transfers or assigns all or part of its interest in any Indonesian mining projects in which KAL, Thatcher or PT has, directly or indirectly, any interest.

Among other items, the Loan Facility also obligates each of PT and KAL to: (i) notify HH&P of any material litigation brought, or threatened to be brought, against it, and (ii) ensure that all of PT’s obligations under the Loan Facility at all times rank at least pari passu with PT’s other liabilities.

HH&P may declare the entire Loan Amount immediately due and payable if any of  the following events of default occurs: (i) PT fails to pay any lump sum payable under the Loan Facility when due, (ii) PT fails to perform any of its obligations under the Loan Facility, (iii) any representation or warranty made by PT or KAL proves to be untrue, (iv) certain steps are taken in connection with the winding-up, insolvency or bankruptcy of PT or KAL, or (v) a creditor takes possession of any part of the business or assets of PT or KAL.   If PT fails to pay any sum payable under the Loan Facility when due, interest will accrue thereon at the rate of 10% per annum.

The description of the Loan Facility above is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above with regard to the Loan Facility is incorporated herein by reference.

Item 8.01 Other Events.

Also on April 14, 2009, the Company entered into a settlement agreement with HH&P.  The settlement agreement relates to the outstanding legal fees owed by the Company to HH&P, which are approximately $134,000 USD.  The settlement agreement also releases all claims potentially held by the Company against HH&P and its affiliates for any actions in connection with HH&P’s professional representation of Thatcher.  To the extent interest accrues on the Loan Amount, such legal fees owed by the Company to HH&P will be reduced by the amount of interest accrued until sufficient interest has been generated that there are no more outstanding legal fees to discount, at which point the interest on the Loan Amount will be as agreed between HH&P and the Company.

The legal fees owed will not accrue interest and must be repaid in one lump sum no later than five days following one of the following events: (i) the date on which KAL, as guarantor, successfully raises an aggregate of $4,000,000 USD in funding, or (ii) the date on which KAL, Thatcher or PT sells, transfers or assigns all or part of its interest in any Indonesian mining projects in which KAL, Thatcher or PT has, directly or indirectly, any interest.   The obligation of Thatcher to pay the legal fees, as adjusted by the interest accrued on the Loan Amount, is unconditionally and irrevocably guaranteed by KAL.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	$400,000 USD term loan facility dated April 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

April 20, 2009	By:	/s/ William Bloking
William Bloking
Executive Chairman and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	$400,000 USD term loan facility dated April 14, 2009.